Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 1, 2003

Dialog Group, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 000-30294

Delaware	87-0394290
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

Twelfth Floor, 257 Park Avenue South, New York, NY 10010
(Address of Principal Executive Offices)

212-254-1917

(Registrant's Telephone number, including area code)

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ITEM 2. Acquisition or Disposition of Assets.

Effective March 1, 2003, Registrant, Dialog Group, Inc. (“DGI”), completed the merger of HealthCare Dialog, Inc. and IP2M, Inc. into separate, wholly owned subsidiaries.

Healthcare Dialog Acquisition

On November 6th, 2002, Registrant (“IMX”) entered into an Agreement for Merger (the “Agreement”), with Healthcare Dialog, Inc. (“HCD”). On February 27th, 2003, the Agreement was amended and the merger was consummated. It became effective on March 1, 2003

Description of Healthcare Dialog, Inc. (HCD)

Healthcare Dialog, Inc. is a leading provider of relationship marketing communications services to the healthcare industry. Healthcare Dialog provides pharmaceutical companies with a suite of integrated healthcare-specific campaign creation and management capabilities - including strategic and creative services, interactive communication services, patient/consumer target identification, and database enhancement and management services. Combining these services into 5ntergrated programs, Healthcare Dialog creates, launches, and continually upgrades a wide range of targeted and highly customizable direct and interactive marketing campaigns. Clients rely on Healthcare Dialog to help establish and build more valuable and longer lasting relationships with physicians, patients, and consumers over a broad array of permission-based contact points, including Internet websites, opt-in e-mails, digital, on-demand print, direct mail and telemarketing. Healthcare Dialog provides clients with comprehensive healthcare expertise, access to databases of more than 100 million households, experience in scalable mass personalization distribution technology, capabilities in syndicated marketing campaigns and track record of successfully delivering professional results.

Past and present Healthcare Dialog clientele includes global pharmaceutical leaders such as Novartis AG and Schering-Plough Corp. and healthcare product retailers such as the Rite Aid drugstore chain. Healthcare Dialog partners with numerous client-side brand teams and sales force management teams and wide ranging experience with both mass market and niche client brands, including such household names as Allegra® and Coppertone®. Because of it’s in-house content development and media production capabilities, Healthcare Dialog also provides its services to other industries, including Insurance, Hotel and Hospitality Services, etc., including companies such as Assurant, Progressive Insurance and Marriott Vacation Clubs

Description of the Transaction

Upon consummation of the merger between Healthcare Dialog and a wholly owned subsidiary of DGI, the Registrant issued 30,075,219 shares of its Common and 183,235 shares of its Class B-1 Preferred to the present Healthcare Dialog shareholders. This is intended to equal the number of outstanding before the transaction plus an estimated number of shares that will be issued to complete DGI’s financing program.

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The amended agreement calls for an additional $1,650,000 in financing. Cater Barnard has agreed to assure that at least $650,000 will be raised and has agreed to post negotiable collateral against its obligation to purchase up to 3,513,514 shares of DGI Common Stock.

IP2M Acquisition

On December 23, 2002 DGI entered into a letter of intent relative to its proposed acquisition of IP2M, Inc. (“IP2M”). On February 24, 2003, DGI and IP2M concluded an Agreement for Merger providing that IP2M would merge with a subsidiary of DGI. The merger became effective March 1, 2003.

Description of IP2M

IP2M is a marketing company that has developed a unique marketing platform in healthcare that integrates radio, television, and the Internet to assist clients in targeting consumers. IP2M offers a national solution using the existing loyalty of the local radio and television stations to drive traffic to the client's content and advertising within the IP2M platform.

IP2M offers its clients
•	Specialized advertising, marketing, and promotional programs to targeted consumers at competitive rates
•	Broad coverage through exclusive content partnerships with leading media companies (including Clear Channel Radio, Morris Communications, Nassau Media Partners, Hispanic Broadcasting, Granite Broadcasting Corp. and through Internet Broadcasting Systems (IBS) with Hearst Television, Post Newsweek Television, McGraw Hill Television, and Freedom Television.)
•	Proprietary content and distribution technology.

Typically, IP2M will provide healthcare-related content to a media partners’ branded website and sell the entire “package” of radio, television and online media to its healthcare customers.  Through its media partnerships, IP2M has immediate access to over 1,000 radio and television stations and an audience in excess of 100,000,000 people.  Each of these radio and television stations is sending consumers to their websites. Thus, IP2M receives the benefit of its media partners’ existing website viewers.  IP2M’s unique technology allows it to distribute different content and advertising to each site based on market and demographics in a scalable manner.  Through its network of thousands of websites, radio and television stations, IP2M is able to reach and specifically target millions of consumers on a nation-wide basis and provide customization based on product and market segmentation.  As IP2M integrates all media, it has become a “one stop shop” offering clients cost-efficiencies that they cannot find anywhere else in the $15 billion healthcare advertising market.

IP2M tracks results, supplies objective performance measures, and is able to maximize its clients’ return on investment.  Clients have found IP2M’s health channel to be 5 times more effective than print media alone and 10 times more effective than the Internet without any broadcast support in directing viewers to the clients’ own website.

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IP2M’s clients for 2002 included Roche Pharmaceutical, Pfizer, GlaxoSmithKline, Depuy Johnson & Johnson, Takeda Pharmaceuticals, Novartis, St Luke's Hospital and Quality Medical Management. Each client has extended its campaign, engaged IP2M for additional brands, or placed IP2M on its 2003 media plan.

Description of the Transaction

Upon consummation of the merger between IP2M and a wholly owned subsidiary of DGI, the Registrant issued 6,186,844 shares of its Common Stock and 44,267 shares of its Class B-1 Preferred to the present IP2M shareholders. This is intended to approximate ten (10%) percent of the number of shares of each class outstanding after these transactions. After the closing, the IP2M shareholders may share approximately 700,000 additional shares of Common Stock if certain financial goals are met. Also, please see “Additional Acquisitions” below for a description of possible further issuances to the IP2M shareholders. All the shares issued for the IP2M owners are held in escrow to secure the accuracy of their representations.

Corporate Control

Of the approximately 70,000,000 common shares which will be outstanding after the consummation of both transactions and the immediate anticipated financings, Stephen Dean controls approximately 25% of the Common Stock and 32% of the Preferred Stock. As a result of the transactions, Peter V. DeCrescenzo will hold approximately 26% Common Stock and 26% of the Preferred Stock of DGI. In addition, he has been appointed President and CEO. As a result, he has joined Stephen Dean, DGI’s Chairman, as a controlling person of DGI. The only other person known by DGI to own more than five (5%) percent of any class of security is Cindy Lanzendoen, DGI’s Senior Vice President and head of the HealthCare Dialog Division. Ms. Lanzendoen owns approximately six (6%) of the Common Stock and six (6%) percent of the Preferred Stock forecast to be outstanding.

The Agreement relating to the HealthCare Dialog merger required that the initial post merger Board of Directors consist of two people nominated by Stephen Dean and two by HealthCare Dialog, a company then controlled by Peter DeCrescenzo, as well as one person selected jointly. There are now four Directors, Stephen Dean, Peter V. DeCrescenzo, Vincent DeCrescenzo, Sr. and Adrian Stecyk. A fifth director is being sought.

Additional Acquisitions

DGI is negotiating to acquire the fifty (50%) percent of Healthcare Horizons, Inc. not now owned by DGI and the assets of Azimuth Target Marketing, Inc. The proposed acquisition price is 5,307,392 shares of Common Stock and 32,336 shares of Preferred Stock. If this transaction is consummated, the former IP2M shareholders will receive and additional 589,120 shares of Common Stock and 3,589 shares of Preferred Stock.

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Description of DGI’s Current Subsidiaries

DGI provides direct mail and telemarketing services through its wholly owned subsidiary ThinkDirectMarketing, Inc. (TDMI) and virus protection software through Findstar, plc, its British subsidiary. TDMI designs, develops and distributes online products and services that automate and streamline direct marketing processes and provides marketing and sales solutions for customer acquisition and customer retention for small- to mid-size companies. TDMI has developed a scaleable and complementary line of data management products and professional direct mail services. TDMI partners include: United States Postal Service, Microsoft, Avery Dennison, Acxiom, Claritas, Artisoft and Interactive Intelligence. Findstar is a sales led organization with telemarketing capabilities currently responsible for the sale and distribution of Panda Software anti-virus software and products in the UK. It also provides a platform for TDMI’s, HCD’s, and IP2M’s launchs into the UK and Europe.

Debt Conversion

Immediately prior to these acquisitions, Cater Barnard exchanged $2,318,570 of DGI debt to it for 9,274,280 shares of DGI Common Stock.

ITEM 5. Creation of Additional Classes of Stock.

In anticipation of the acquisitions described above, DGI created two new classes of Preferred Stock, Classes B-1 and C. Only the B-1 was issued. No Class C is outstanding at this time and no issue is contemplated.

To provide collateral for an anticipated $1,500,000 loan, the DGI created a Class D Preferred Stock. 3,950 shares have been issued and are to be held in escrow. They do not have any voting rights and can be converted into Common Stock only upon the existence of an uncured default of the Loan.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The historical pro forma financial statements required by Item 7 as a result of the transactions described in Item 2 will be filed not later than May 14th, 2003.

Exhibit Number	Description

2.2	Amendment dated February 27, 2003 to an Agreement for Merger by and among IMX Pharmaceuticals, Inc., a Utah corporation (“IMX”) (for itself and for Dialog Group, Inc., its successor by merger), HCD Acquisition, Inc. (“HCD Acquisition”), a Delaware corporation, Healthcare Dialog, Inc., a Delaware corporation (“HCD”), and Peter V. DeCrescenzo, Vincent DeCrescenzo, Sr., and Cindy Lanzendoen, each an individual, (collectively, the “Shareholders”) and Cater Barnard, plc, an a corporation of England and Wales (“CB”).

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2.3	Agreement for Merger dated February 24, 2003 among Dialog Group, Inc., a Delaware corporation (“DGI”), IP2M Acquisition Corp. (“Acquisition”), a Delaware corporation, IP2M, Inc., a Delaware corporation (“IP2M”), and Robin Smith, William Donovan, Five Don, Ltd. (a/k/a 5 Don Ltd.), Cameron Bevis, and Art Sadin.

3(i).1	Amendment Creating the Class D Preferred Stock

3(i).2	Restated Certificate of Incorporation

3.(ii)	Revised By-Laws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOG GROUP, INC.

Date: March 14, 2003	By:	/s/ Peter V. DeCrescenzo
Peter V. DeCrescenzo, President & CEO

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INDEX TO EXHIBITS

Exhibit Number	Description	Page
2.2	Amendment dated February 27, 2003 to an Agreement for Merger by and among IMX Pharmaceuticals, Inc., a Utah corporation (“IMX”) (for itself and for Dialog Group, Inc., its successor by merger), HCD Acquisition, Inc. (“HCD Acquisition”), a Delaware corporation, Healthcare Dialog, Inc., a Delaware corporation (“HCD”), and Peter V. DeCrescenzo, Vincent DeCrescenzo, Sr., and Cindy Lanzendoen, each an individual, (collectively, the “Shareholders”) and Cater Barnard, plc, an a corporation of England and Wales (“CB”).

2.3	Agreement for Merger dated February 24, 2003 among Dialog Group, Inc., a Delaware corporation (“DGI”), IP2M Acquisition Corp. (“Acquisition”), a Delaware corporation, IP2M, Inc., a Delaware corporation (“IP2M”), and Robin Smith, William Donovan, Five Don, Ltd. (a/k/a 5 Don Ltd.), Cameron Bevis, and Art Sadin.

3(i).1	Restated Certificate of Incorporation

3(i).2	Amendment Creating the Class D Preferred Stock

3.(ii)	Revised By-Laws